SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. [ ])


Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant  [   ]

Check the Appropriate Box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[   ]  Definitive Proxy Statement
[ X ]  Definitive Additional Materials
[   ]  Soliciting Material Under Rule 14a-12


                                ACNB CORPORATION
                 -----------------------------------------------
                (Name of Registrant as Specified in Its Charter)


      ---------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]  No fee required
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1)  Title of each class of securities to which transaction applies:


       (2)  Aggregate number of securities to which transaction applies:


       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


       (4)  Proposed maximum aggregate value of transaction:


       (5)  Total fee paid:


[   ]  Fee paid previously with preliminary materials:


[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously paid:


       (2) Form, Schedule or Registration Statement No.:


       (3) Filing Party:


       (4) Date Filed:

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                                [GRAPHIC OMITTED]

                                      ACNB
                                   Corporation


                         A REMINDER TO OUR SHAREHOLDERS
                         ------------------------------

The Annual Meeting of Shareholders of ACNB Corporation is to be held on May 17, 2005. The notice and proxy materials relating to this meeting were previously mailed to you in early April.

According to our records, your proxy for this important meeting has not yet been received. Regardless of the number of shares you may own, it is important that these shares be represented.

Since the time remaining is short, we urge you to sign, date and mail the enclosed proxy card as soon as possible. A postage-paid return envelope is enclosed for your convenience.

Should you have any questions regarding the proxy materials, please feel free to contact our proxy solicitor, Georgeson Shareholder Communications, toll free at 1.800.280.7183.

Thank you, in advance, for your time and cooperation.


Sincerely,

/s/ THOMAS A. RITTER
--------------------------
Thomas A. Ritter
President & Chief Executive Officer





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              |    IF YOU HAVE ALREADY MAILED YOUR PROXY CARD,   |
              |    THANK YOU AND PLEASE DISREGARD THIS LETTER.   |
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